Exhibit 99.1

ELLINGTON FINANCIAL LLC ANNOUNCES EXCHANGE OFFER OF SENIOR NOTES,
CONDITIONED UPON THE COMPANY'S CORPORATE TAX ELECTION
OLD GREENWICH, CONNECTICUT, January 9, 2018—Ellington Financial LLC (NYSE: EFC) ("Ellington Financial" or the "Company") announced today the offer to exchange up to $86,000,000 of 5.50% Senior Notes due September 1, 2022 (the “New Notes”), to be issued by the Company’s subsidiaries EF Holdco Inc. and EF Cayman Holdings Ltd. (the “Issuers”) along with other Company subsidiaries that may be added as issuers, for any or all of Ellington Financial’s $86,000,000 outstanding 5.25% Senior Notes due September 1, 2022 (the “Outstanding Notes”). Holders of a majority of the Outstanding Notes have already entered into agreements with the Company to participate in the exchange. The exchange offer will expire at 5:00 P.M., New York City time, on February 6, 2019, unless further extended.
The New Notes will be issued only to Qualified Institutional Buyers pursuant to a new indenture, will be guaranteed fully and unconditionally by Ellington Financial, and will not be registered and thus will be subject to certain transfer restrictions. Any Outstanding Notes that are not tendered in the exchange offer will continue to be subject to the indenture governing the Outstanding Notes, as supplemented by a first supplemental indenture which will take effect upon consummation of the exchange offer.
The exchange offer is conditioned upon Ellington Financial’s decision to elect to be taxed as a corporation for U.S. federal income tax purposes. As previously announced, Ellington Financial currently expects to elect to be taxed as a corporation in order to facilitate its planned qualification and election to be taxed as a REIT for U.S. federal income tax purposes. If Ellington Financial does not elect to be taxed as a corporation for U.S. federal income tax purposes by April 30, 2019, the exchange offer will not be consummated and will be abandoned, unless prior to such date Ellington Financial announces the extension of such election deadline.
The terms of the exchange offer are described in an exchange offer and consent solicitation, which shall be made available to noteholders who are Qualified Institutional Buyers. Requests for assistance or for copies of the exchange offer and consent solicitation and related letter of transmittal should be directed to the exchange agent, by registered and certified mail or by regular mail or courier, or by telephone or email, to D.F. King & Co., Inc., 48 Wall Street, 22nd Floor, New York, New York 10005; Banks and Brokers call: (212) 269-5550; All others call: (800) 515-4507; Email: efc@dfking.com. Noteholders should visit www.dfking.com/efc to complete the eligibility process.
This press release is not an offer to exchange the New Notes for the Outstanding Notes or the solicitation of an offer to exchange, which we are making only through the exchange offer and consent solicitation. The New Notes have not been and will not be registered under the Securities Act of 1933 (the “Securities Act”) or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
Cautionary Statement Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve numerous risks and uncertainties. Our actual results may differ from our beliefs, expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "may," "expect," "project," "believe," "intend," "seek," "plan" and similar expressions or their negative forms, or by references to strategy, plans, or intentions. The Company's results can fluctuate from month to month depending on a variety of factors, some of which are beyond the Company's control and/or are difficult to predict, including, without limitation, changes in interest rates, changes in mortgage default rates and prepayment rates, and other changes in market conditions and economic trends. Furthermore, forward-looking statements are subject to risks and uncertainties, including, among other things, those described under Item 1A of our Annual Report on Form 10-K filed on March 15, 2018, which can be accessed through the link to our SEC filings under "For Our Shareholders" on our website (www.ellingtonfinancial.com) or at the SEC's website (www.sec.gov). Other risks, uncertainties, and factors that could cause actual results to differ materially from those projected may be described from time to time in reports we file with the SEC, including reports on Forms 10-Q, 10-K and 8-K. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
About Ellington Financial LLC
Ellington Financial LLC is a specialty finance company that invests in a diverse array of financial assets, including residential and commercial mortgage-backed securities, residential and commercial mortgage loans, consumer loans and asset-backed securities backed by consumer loans, collateralized loan obligations, corporate equity and debt securities (including distressed debt), non-mortgage and mortgage-related derivatives, equity investments in mortgage-related entities, and other strategic

Exhibit 99.1

investments. Ellington Financial LLC is externally managed and advised by Ellington Financial Management LLC, an affiliate of Ellington Management Group, L.L.C.